UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CHEMICAL FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation or Organization)	38-2022454 (I.R.S. Employer Identification Number)
235 E. Main Street Midland, Michigan (Address of Principal Executive Offices)	48640 (Zip Code)

CHEMICAL FINANCIAL CORPORATION
401(K) SAVINGS PLAN
(Full Title of the Plan)

David B. Ramaker 235 E. Main Street Midland, Michigan 48640 (Name and Address of Agent for Service)	Copies to:	Jeffrey A. Ott Charlie Goode Warner Norcross & Judd LLP 900 Fifth Third Center 111 Lyon Street, N.W. Grand Rapids, Michigan 49503-2487
(989) 839-5350
(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer   X      Accelerated filer           Non-accelerated filer           Smaller reporting company
Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(2)(3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee
Common Stock, par value $1.00	300,000 shares (1)(4)	$49.23	$14,769,000	$1,712

(1)
In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such indeterminate number of additional shares as may be authorized in the event of an adjustment as a result of an increase in the number of issued shares of Common Stock resulting from the payment of stock dividends or stock splits or certain other capital adjustments

(2)	Estimated solely for the purpose of calculating the registration fee.
(3)
The registration fee is computed in accordance with Rule 457(h) and (c) under the Securities Act of 1933 based on $49.23 per share, which was the average of the high and low prices of the Registrant's common stock on May 8, 2017 as reported on the NASDAQ Stock Market.

(4)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

EXPLANATORY STATEMENT

This Registration Statement on Form S-8 is filed to register ------300,000 additional shares of Common Stock issuable under the Chemical Financial Corporation 401(K) Savings Plan (the "Plan"). Chemical Financial Corporation's registration statement on Form S-8 filed with the Securities and Exchange Commission on May 22, 1991 (File No. 33-40792), registering 50,000 shares issuable under the Plan, registration statement on Form S-8 filed May 18, 2005 (File No. 333-125031), registering 150,000 shares, and registration statement on Form S-8 filed April 29, 2010 (File No. 333-166377), registering 250,000 shares, are each herein incorporated by reference, except to the extent that the items in this registration statement update such information contained in the prior registration statements. This Registration Statement is filed to register an additional 300,000 shares and is filed pursuant to General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed by Chemical Financial Corporation ("Chemical" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated in this registration statement by reference:

(a)The Registrant's Annual Report on Form 10-K filed with the Commission on March 1, 2017.

(b)The Plan's Annual Report on Form 11-K filed with the Commission on June 21, 2016.

(c)The Registrant’s Quarterly Report on Form 10-Q filed with the Commission on May 10, 2017.

(d)The Registrant's Current Reports on Form 8-K filed with the Commission on January 23, 2017 and April 28, 2017 (except, with respect to each of the foregoing, for portions of such documents which are deemed to be furnished and not filed).

(e)The description of the Registrant's common stock, $1 par value per share, which is contained in the Form S-3 Registration Statement filed with the Commission on May 10, 2017, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of filing of such documents (except, with respect to each of the foregoing, for portions of such documents which are deemed to be furnished and not filed).

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.        Exhibits.

(a)    The following exhibits are filed or incorporated by reference as part of this registration statement:

Exhibit Number	Document

4.1
Restated Articles of Incorporation. Previously filed as Exhibit 3.1 to the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the Commission on May 10, 2017. Here incorporated by reference.

4.2
Bylaws. Previously filed as Exhibit 3.2 to the registrant's Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Commission on February 26, 2014. Here incorporated by reference.

4.3
Long-Term Debt. The registrant has outstanding long-term debt which at the time of this report does not exceed 10% of the registrant's total consolidated assets. The registrant agrees to furnish copies of the agreements defining the rights of holders of such long-term debt to the Commission upon request.

5.1	Opinion of Warner Norcross & Judd LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Andrews Hooper & Pavlik P.L.C.

23.3	Consent of Warner Norcross & Judd LLP (included in Exhibit 5.1 and here incorporated by reference).

24.1	Powers of Attorney.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Michigan, on May 10, 2017.

CHEMICAL FINANCIAL CORPORATION

By:	/s/ David B. Ramaker
David B. Ramaker Chief Executive Officer and President

Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ David B. Ramaker	Chief Executive Officer, President and Director (Principal Executive Officer)	May 10, 2017
David B. Ramaker

/s/ Dennis L. Klaeser	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	May 10, 2017
Dennis L. Klaeser

The following directors of Chemical Financial Corporation, which constitute at least a majority of the board of directors, executed a power of attorney appointing David B. Ramaker and Dennis L. Klaeser their attorneys-in-fact, empowering them to sign this registration statement on their behalf.

James R. Fitterling
Ronald A. Klein
Richard M. Lievense
Barbara J. Mahone
John E. Pelizzari
David T. Provost
Larry D. Stauffer
Jeffrey L. Tate
Gary Torgow
Arthur A. Weiss
Franklin C. Wheatlake

By	/s/ Dennis L. Klaeser
Dennis L. Klaeser Attorney-in-Fact

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Michigan, on May 10, 2017.

CHEMICAL FINANCIAL CORPORATION 401(K) SAVINGS PLAN

By:	/s/ Lori A. Gwizdala
Lori A. Gwizdala Executive Vice President, Chemical Financial Corporation, and Administrator of the Chemical Financial Corporation 401(k) Savings Plan

EXHIBIT INDEX

Exhibit Number	Document

4.1
Restated Articles of Incorporation. Previously filed as Exhibit 3.1 to the registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the Commission on May 10, 2017. Here incorporated by reference.

4.2
Bylaws. Previously filed as Exhibit 3.2 to the registrant's Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Commission on February 26, 2014. Here incorporated by reference.

4.3
Long-Term Debt. The registrant has outstanding long-term debt which at the time of this report does not exceed 10% of the registrant's total consolidated assets. The registrant agrees to furnish copies of the agreements defining the rights of holders of such long-term debt to the Commission upon request.

5.1	Opinion of Warner Norcross & Judd LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Andrews Hooper & Pavlik P.L.C.

23.3	Consent of Warner Norcross & Judd LLP (included in Exhibit 5.1 and here incorporated by reference).

24.1	Powers of Attorney.